Vycor Medical Completes Initial Close of Equity Offering

BOCA RATON, FL (January 3, 2014) – Vycor Medical, Inc. (“Vycor” or the “Company”) (OTCBB—VYCO) yesterday completed the sale of $1,276,900 in Units comprising Common Stock and Warrants (the “Units”) to accredited investors (the “Investors”). The Units were issued pursuant to the terms of separate Stock Purchase Agreements between the Company and each of the Investors. This sale is an initial closing (the “Initial Closing”) under a continuing offering (the “Offering”).

Each Unit was priced at $1.80 and comprised one share of Common Stock, a Series A Warrant to purchase 0.5 shares of Common Stock at $2.05 per share and a Series B Warrant to purchase 0.5 shares of Common Stock at $3.08 per share, both exercisable for a period of three (3) years. A total of 709,398 shares of Common Stock and Warrants to purchase 709,408 shares of the Company’s Common Stock were issued in the Initial Closing. The proceeds of the sale of the Units will be used for working capital and general corporate purposes.

Fountainhead Capital Partners Limited (“Fountainhead”), the Company’s largest shareholder with approximately 53% of the Common Stock, is converting a total of $1,426,542 of accrued consulting fees into an investment in Units under the Initial Closing, thereby enabling the Company to further strengthen its balance sheet by converting current liabilities into equity in the Company.

The securities offered in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors.

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company where such offer, solicitation or sale would be unlawful prior to the registration or qualification under applicable securities laws.

About Vycor Medical, Inc.

With corporate headquarters in Boca Raton, FL, Vycor Medical, Inc. (“Vycor”) is a publicly traded company (OTC Bulletin Board: VYCO) dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions and has a growing portfolio of FDA-cleared medical solutions that are changing and improving lives every day. The Company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach. Both technologies have exceptional sales growth potential, address large potential markets, have the requisite regulatory approvals and are commercialized and generating revenue.

Vycor Medical’s flagship, ViewSite™ Surgical Access Systems (VBAS) is a suite of clear cylindrical minimally invasive disposable devices that hold the potential for speedier, safer and more economical brain surgeries and a quicker patient discharge.  VBAS is designed to optimize neurosurgical site access, reduce patient risk, accelerate recovery and add tangible value to the professional medical community. Vycor Medical is ISO 13485:2003 compliant, has FDA 510(K) clearance for VBAS for brain and spine surgeries and regulatory approvals for brain surgeries in Australia, Canada, China, Europe, Japan, Korea and Russia. For an overview of Vycor Medical’s VBAS see http://player.vimeo.com/video/39766887

NovaVision develops and provides science-driven neurostimulation therapy and other medical technologies that help improve and partially restore sight in patients with neurological vision impairments. The company’s proprietary Visual Restoration Therapy® (VRT) platform is clinically supported to improve lost vision resulting from stroke, traumatic brain injury (“TBI”), or other acquired brain injuries. VRT is the only FDA 510K cleared medical device in the U.S. aimed at the restoration of vision for neurologically induced vision loss and can be prescribed by any ophthalmologist, optometrist, neurologist or physiatrist. VRT also has CE Marking for the EU. NovaVision also provides Neuro-Eye Therapy (NeET) in the EU, aimed at increasing visual sensitivity deep within the field defect. NovaVision also provides a fully portable and ADA-compliant Head Mounted Perimeter (HMPTM) which aids in the detection and measurement of visual field deficits. For an overview of NovaVision see http://player.vimeo.com/video/39765566

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com or www.novavision.com.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

Vycor Medical, Inc Investor Contacts:

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858-794-9500

bprag@delmarconsulting.com

or

Alex Partners, LLC

Scott Wilfong, President

425-242-0891
Scott@alexpartnersllc.com